UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2021

COLLECTORS UNIVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34240	33-0846191
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1610 East Saint Andrew Place, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 Par Value	CLCT	Nasdaq Global Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed on January 20, 2021 with the Securities and Exchange Commission (the “SEC”) by Collectors Universe, Inc. (the “Company”), on January 20, 2021, the Company entered into an Amended and Restated Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “A&R Merger Agreement”) with Cards Parent LP, a Delaware limited partnership (“Parent”), and Cards Acquisition Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Purchaser”). The A&R Merger Agreement amended and restated the Agreement and Plan of Merger, dated November 30, 2020, between Parent, Purchaser and the Company.

Pursuant to the A&R Merger Agreement, Purchaser extended the expiration time of its tender offer (the “Offer”) to purchase each issued and outstanding share of common stock of the Company, $0.001 par value per share (collectively, the “Shares”) to 12:00 midnight, New York time (one minute after 11:59 p.m., New York time, on February 3, 2021) on February 3, 2021, and increased the offer price to $92.00 per Share, without interest and subject to any required withholding taxes (the “Offer Price”), net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated as of December 17, 2020, as it may be amended, supplemented, or otherwise modified from time to time, and in the related Letter of Transmittal, as it may be amended, supplemented, or otherwise modified from time to time. On February 4, 2021, Purchaser announced an extension of the expiration of the Offer until 12:00 midnight, New York time, on February 5, 2021 (one minute after 11:59 p.m., New York time, on February 5, 2021), unless further extended or earlier terminated in accordance with the A&R Merger Agreement. The Offer was extended to allow additional time for the Shares tendered by guaranteed delivery to be received. Pursuant to the A&R Merger Agreement, following the consummation of the Offer and the satisfaction or waiver of each of the applicable conditions set forth in the A&R Merger Agreement, Purchaser merged with and into the Company (the “Merger”), with the Company surviving as an indirect wholly owned subsidiary of Parent.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Offer and any withdrawal rights expired at 12:00 midnight, New York time (one minute after 11:59 p.m., New York time, on February 5, 2021) on February 5, 2021 (the “Expiration Date”). Broadridge Corporate Issuer Solutions, Inc., the depositary for the Offer (the “Depositary”), advised Parent and Purchaser that, as of the Expiration Date, an aggregate of 5,179,075 Shares (including Shares treated as “rollover stock” within the meaning of Section 251(h) of the General Corporation Law of the State of Delaware, but excluding 1,093,255 Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” (as defined by Section 251(h)(6) of the General Corporation Law of the State of Delaware)) had been validly tendered and not validly withdrawn pursuant to the Offer. These Shares represent approximately 57 percent of the aggregate number of Shares then outstanding. Because all conditions to the Offer were satisfied or waived as of the Expiration Date, Purchaser accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer, and, in accordance with the terms of the Offer, payment for such Shares will be promptly made to the Depositary, which will then transmit such payments to the Company’s stockholders whose Shares have been accepted for payment.

Following consummation of the Offer, the remaining conditions to the Merger were satisfied and, on February 8, 2021, pursuant to the terms of the A&R Merger Agreement and in accordance with Section 251(h) of the DGCL, the Merger was consummated. In connection with the Merger, each Share that was issued and outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”) (except as provided in the A&R Merger Agreement) was cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to the Offer Price.

In addition, with respect to each Company Restricted Share (as defined in the A&R Merger Agreement), at the Effective Time, (1) any vesting conditions applicable to such Company Restricted Share were automatically accelerated in full, and (2) such Company Restricted Share was cancelled and the holder thereof became entitled to receive, without interest, an amount in cash equal to the product obtained by multiplying (A) the number of Company Restricted Shares outstanding immediately prior to the Effective Time by (B) the Offer Price, less applicable taxes required to be withheld with respect to such payment.

With respect to each Company RSU (as defined in the A&R Merger Agreement), at the Effective Time, (1) any vesting conditions applicable to such Company RSU were automatically accelerated in full and (2) such Company RSU was automatically cancelled and the holder thereof became entitled to receive, without interest, an amount in cash equal to the product obtained by multiplying (A) the number of Shares subject to such Company RSU award immediately prior to the Effective Time by (B) Offer Price, less applicable taxes required to be withheld with respect to such payment.

With respect to each Company PSU (as defined in the A&R Merger Agreement), at the Effective Time, (1) any vesting conditions applicable to such Company PSU, whether vested or unvested, were automatically accelerated, and (2) such Company PSU award was automatically cancelled and the holder thereof became entitled to receive, without interest, as promptly as practicable an amount in cash equal to the product obtained by multiplying (A) the number of Shares subject to such Company PSU award immediately prior to the Effective Time by (B) the Offer Price, less applicable taxes required to be withheld with respect to such payment. For purposes of determining the number of Shares subject to a Company PSU in clause (A) of the immediately preceding sentence, such number was (1) for any portion of a Company PSU with a one-year performance period ending as of June 30, 2019 or June 30, 2020, the number of outstanding Company PSUs applicable to such portion based on maximum performance in accordance with the terms of the applicable award agreement and Company stock plan and (2) for any portion of a Company PSU award with a one-year performance period ending as of June 30, 2021, June 30, 2022, or June 30, 2023, as applicable, the maximum number of Company PSUs applicable to such portion, in all cases, without adjustment for relative total shareholder return.

Purchaser paid aggregate consideration of approximately $853 million in cash in the Offer and the Merger, without giving effect to related transaction fees and expenses.

The description of the Offer and the Merger does not purport to be complete and is qualified in its entirety by reference to the A&R Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Current Report on Form 8-K filed on January 20, 2021 and is incorporated herein by reference. The information set forth in the Introductory Note of this Current Report on Form 8-K is also incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 8, 2021, the Company notified The Nasdaq Stock Market (“Nasdaq”) of the occurrence of the Merger and requested that trading in the Shares be suspended and that the Shares be withdrawn from listing on Nasdaq, effective prior to the opening of Nasdaq on February 8, 2021. On February 8, 2021, Nasdaq filed with the SEC a notification of removal from listing on Form 25 to report that the Shares will no longer be listed on Nasdaq. Shares ceased trading on Nasdaq effective prior to the opening of Nasdaq on February 8, 2021. The Company intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of the Shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and suspend the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the consummation of the Offer and the Merger, a change in control of the Company occurred. Following the consummation of the Merger, the Company became a wholly owned subsidiary of Cards Holding Inc., a Delaware corporation and a wholly owned subsidiary of Parent.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2021, effective upon the Effective Time, Daniel S. Sundhein, Emily Corning, Nathaniel S. Turner V, Steven A. Cohen, and Jess Jacobs became directors of the Company with Joseph J. Orlando continuing as a director. All persons who were directors of the Company prior to the Effective Time, other than Mr. Orlando, submitted letters of resignation from their respective positions as directors of the Company, effective as of the Effective Time.

On February 8, 2021, effective upon the Effective Time, Nathaniel S. Turner V became the Executive Chairman of the Company. Mr. Orlando and Joseph Wallace will continue to serve in their current officer positions with the Company.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the A&R Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of the Company were amended and restated to read in their entirety as the certificate of incorporation and bylaws, respectively, of Purchaser as in effect immediately prior to the Effective Time. The amended and restated certificate of incorporation and the amended and restated bylaws of the Company are filed as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 8, 2021, the Company issued a press release announcing the completion of the Offer. A copy of this press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated January 20, 2021, by and among the Company, Parent and Purchaser (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by the Company with the SEC on January 20, 2021)
3.1	Amended and Restated Certificate of Incorporation of the Company
3.2	Third Amended and Restated Bylaws of the Company
99.1	Press release, dated February 8, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

By:	/s/ Joseph J. Wallace
Joseph J. Wallace Senior Vice President and Chief Financial Officer

Date: February 8, 2021